Exhibit 16.1

June 30, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Beacon Energy Holdings, Inc. (formerly known as Laurence Associates Consulting, Inc.), pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated July 7, 2008.  We agree with the statements in Item 4.01 concerning our Firm in such Form 8-K.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Very truly yours,

/s/ Li & Company, PC
Li & Company, PC